Surna, Inc. Announces Board of Directors Appointments

BOULDER, CO – August 19, 2015 – Surna, Inc. (OTCQB: SRNA), a technology company that engineers state-of-the-art equipment for controlled environment agriculture (“CEA”) with expertise in cannabis cultivation, announced today that three new members have been added to Surna’s board of directors including Stephen and Brandy Keen, co-founders of Hydro Innovations, LLC, and Morgan Paxhia, Founding Partner and Managing Director for Poseidon Asset Management.

Stephen and Brandy Keen co-founded Hydro Innovations in 2007, and it quickly became a leading provider of cooling technology for controlled environment agriculture. In 2014, Surna acquired Hydro Innovations from the Keens, enabling Surna to develop its flagship climate control technology around intellectual property obtained as part of the acquisition.

Stephen now serves as Surna’s Vice President of Research and Development, leading an engineering department which sets the industry standard for environmental technologies.

Brandy is Surna’s Vice President of Sales, and the dramatic increase in revenues recently reported are a direct result of her leadership and team-building in the sales department.

Morgan Paxhia is a Managing Director of Poseidon Asset Management, one of the leading investment advisory firms in the cannabis sector. Poseidon invests in various facets of the cannabis industry around the world.

The three new board members will join Tae Darnell and Doug McKinnon, who will continue to serve as President and Treasurer, respectively.

“These additions are a further demonstration of Surna’s commitment to serving its shareholders,” said Tae Darnell, currently serving as Surna’s interim Principal Executive Officer. “We have been very pleased with our growth over the last year, and we are extremely grateful to our dedicated supporters. We believe that Morgan, Stephen, and Brandy are going to be great assets to the board as we continue to optimize our team, increase revenues and expand operations.”

About Surna:

Surna, Inc. (www.surna.com) develops innovative technologies and products that monitor, control and or address the energy and resource intensive nature of indoor cannabis cultivation. Currently, the Company’s revenue stream is based on its main product offerings – supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, CO, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including the Company’s signature water-cooled climate control platform. The Company’s engineers continuously seek to create technology that solve the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of CEA. Though its clients do, the Company neither produces nor sells cannabis.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results, such as the Company’s ability to finance, complete and consolidate acquisition of IP, assets and operating companies, could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company such as a result of various factors, including future economic, competitive, regulatory, and market conditions. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

At the Company

David Traylor

Chief Business Officer

(303) 993-5271

david.traylor@surna.com

Investor Relations

David Kugelman

Atlanta Capital Partners, LLC

(404) 856-9157

(866) 692-6847 Toll Free - U.S. And Canada